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                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                            ILX LIGHTWAVE CORPORATION


                                    ARTICLE 1
                                      NAME

         The name of the corporation is "ILX Lightwave Corporation."

                                    ARTICLE 2
                     REGISTERED OFFICE AND REGISTERED AGENT

         The address of the registered office of the corporation in Minnesota is National Registered Agents, Inc., 1295 Bandana Blvd. N., Suite 300, St. Paul, Minnesota 55108-5516.

                                    ARTICLE 3
                                AUTHORIZED SHARES

         The aggregate number of shares of stock that the corporation is authorized to issue is 165,000,000, of which 150,000,000 shares are designated as common shares with a par value of $.01 per share and 15,000,000 are designated as preferred shares with a par value of $.01 per share.

         Authority is hereby expressly vested in the Board of Directors of the corporation, subject to the provisions of Article 3 and to limitations prescribed by law, to create and authorize the issuance from time to time of one or more series of the preferred shares and, with respect to each such series, to determine or fix, by resolution or resolutions adopted by the affirmative vote of a majority of the Board of Directors present providing for the issue of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, including, without limitation, the determination or fixing of the rates of and terms and conditions upon which any dividends shall be payable on such series, any terms under or conditions on which the shares of such series may be redeemed, any provisions made for the conversion or exchange of the shares of such series for shares of any other class or classes or of any other series of the same or any other class or classes of the corporation's capital stock, and any rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation.

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                                    ARTICLE 4
                              NO CUMULATIVE VOTING

         There shall be no cumulative voting by the shareholders of the corporation.

                                    ARTICLE 5
                              NO PREEMPTIVE RIGHTS

         The shareholders of the corporation shall not have preemptive rights to subscribe for or acquire securities or rights to purchase securities of any kind, class, or series of the corporation.

                                    ARTICLE 6
                           WRITTEN ACTION BY DIRECTORS

         An action required or permitted to be taken at a meeting of the Board of Directors of the corporation may be taken by a written action signed, or counterparts of a written action signed by the aggregate, by all of the directors unless the action need not be approved by the shareholders of the corporation, in which case the action may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by number of directors that would be required to take the same action at a meeting of the Board of Directors of the corporation at which all of the directors were present.

                                    ARTICLE 7
                               DIRECTOR LIABILITY

         A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 302A.559 of the MBCA or Minnesota Statutes Section 80A.23, (iv) for any transaction from which the director derived an improper personal benefit or (v) for any act or omission occurring prior to the date when the provisions of this Article XI became effective.

         If the MBCA is hereafter amended to further eliminate or limit the liability of a director of a corporation, then a director of the corporation, in addition to the circumstances set forth herein, shall have no liability as a director (or such liability shall be limited) to the fullest extent permitted by the MBCA as so amended. No repeal or modification of the foregoing provisions of this Article 7, nor, to the fullest extent permitted by law, any modification of law, shall adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.


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                                    ARTICLE 8
                            SUPER-MAJORITY APPROVALS

         Without the affirmative vote of the holders of record of 66-2/3% of all of the shares outstanding and entitled to vote on the following matters and the approval of 66-2/3% of all of the directors of the corporation (with any fractional number of directors resulting from application of such percentage rounded up to the nearest whole number):

         (a) The corporation shall not amend these Amended and Restated Articles of Incorporation or the amended and restated bylaws of the corporation in any manner that would permit a director to be removed from office other than for cause.

         (b) The corporation shall not amend or otherwise modify or repeal Articles 7, 8, 9, 10 or 11 of these Amended and Restated Articles of Incorporation.

                                    ARTICLE 9
                               BOARD OF DIRECTORS

         The number of directors to constitute the whole board of directors shall be such number (not less than three nor more than nine) as shall be fixed from time to time by resolution of the board of directors adopted by such vote as may be required in the amended and restated bylaws. The board of directors shall be divided into three classes as nearly equal in number as may be, with the term of office of one class expiring each year. The directors of the first class shall be elected to hold office for a term expiring at the annual meeting of shareholders in 2001, directors of the second class shall be elected to hold office for a term expiring at the next succeeding annual meeting in 2002, and directors of the third class shall be elected to hold office for a term expiring at the second succeeding annual meeting in 2003. Commencing in 2001, at each annual meeting of shareholders, successors to the directors whose terms shall then expire shall be elected to hold office for terms expiring at the third succeeding annual meeting of shareholders. In case of any vacancies, by reason of an increase in the number of directors or otherwise, each additional director may be elected by a majority of the directors then in office, even though less than a quorum of the board of directors, to serve until the end of the remainder of the term of the class to which such director is assigned and until his or her successor shall have been elected and qualified. Directors shall continue in office until others are chosen and qualified in their stead. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal in number as may be feasible. No decrease in the number of directors shall shorten the term of any incumbent director.

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                                   ARTICLE 10
                              AMENDMENTS TO BYLAWS

         In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have power to adopt, amend, alter and repeal from time to time the bylaws of the corporation by majority vote of all directors except that any provision of the amended and restated bylaws requiring, for board action, a vote of greater than a majority of the board shall not be amended, altered or repealed except by such super-majority vote.

                                   ARTICLE 11
                     AMENDMENTS TO ARTICLES OF INCORPORATION

         Subject to Article 8 of these Amended and Restated Articles of Incorporation, the corporation reserves the right to amend these articles of incorporation in any manner provided herein or permitted by the MBCA and all rights and powers conferred herein on shareholders, directors and officers, if any, are subject to this reserved power.


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